Exhibit 99.1

SUBSCRIPTION AGREEMENT

DENTONX INC.

The undersigned (the “Subscriber”) desires to become a holder of shares of common stock, $0.0001 par value per share (the “Shares”) of DentonX, a corporation organized under the laws of the State of Wyoming (the “Company”); the Subscriber hereby agrees as follows:

1. Subscription.

1.1The Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Shares set forth on the signature page hereto at the $5.00 per share (“Per Share Purchase Price”), upon the terms and conditions set forth herein. The aggregate purchase price for the Shares with respect to each Subscriber (the “Purchase Price”) is payable in the manner provided below.

1.2Subscriber understands that the Shares are being offered pursuant to the Registration Statement on Form S-1 deemed effective on____________ (the “Registration Statement”) providing for the sale of up to 5,000,000 shares of Common Stock at the Per Share Purchase Price (the “Offering”). Subscriber hereby acknowledges and confirms that Subscriber has received a copy of the final prospectus dated ____________ (the “Prospectus”), which forms a part of the effective Registration Statement, has carefully read and understands the Prospectus (including all Risk Factors), and is purchasing the Shares solely in reliance on the information contained in the Prospectus and not on any other information, representations, or warranties (oral or written) from the Company or any of its officers, directors, employees, or agents.

1.3The closing of the Subscription of Shares hereunder (the “Closing”) shall occur immediately upon: (i) receipt and acceptance by the Company of a properly executed Signature Page to this Agreement; and (ii) receipt of all funds for the subscription of the Shares hereunder.  The Company may, in its sole discretion, accept or reject this subscription in whole or in part, and no subscription shall be binding on the Company until accepted in writing by an authorized officer.

1.4The terms of this Subscription Agreement shall be binding upon Subscriber and its permitted transferees, heirs, successors and assigns (collectively, the “Transferees”); provided, however, that for any such transfer to be deemed effective, the Transferee shall have executed and delivered to the Company in advance an instrument in form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall acknowledge and agree to be bound by the representations and warranties of Subscriber and the terms of this Subscription Agreement. No transfer of this Agreement may be made without the consent of the Company, which may be withheld in its sole and absolute discretion.  Notwithstanding the foregoing, the Shares, once issued, shall be freely tradable without restriction or legend under the Securities Act of 1933, as amended (the “Securities Act”), subject to compliance with applicable securities laws (including, if applicable, Rule 144 or other exemptions). Subscriber acknowledges that any resale of the Shares may be subject to prospectus delivery requirements or other restrictions under federal or state securities laws.

2. Purchase Procedure. The Subscriber acknowledges that, to subscribe to Shares, Subscriber must, and Subscriber does hereby, deliver to the Company:

2.1One (1) executed counterpart of the Signature Page attached to this Agreement; and

2.2A check or a wire transfer payment in the amount set forth on the Signature Page attached to this Agreement, representing payment in full for the Shares desired to be purchased hereunder, pursuant to the wire instructions set forth on the signature page.

3. Representations of Subscriber. By executing this Agreement, the Subscriber makes the following representations, declarations, and warranties to the Company, with the intent and understanding that the Company will rely thereon:

3.1Such Subscriber acknowledges the public availability of the Company’s current prospectus. This prospectus is made available in the Company’s most recent Registration Statement. The terms and conditions of the Offering and the risks associated therewith are set forth in the prospectus included as part of the Registration Statement.

3.2 All information herein concerning the Subscriber is correct and complete as of the date hereof and as of the date of Closing.

3.3If the Subscriber is purchasing the Shares in a fiduciary capacity for another person or entity, including, without limitation, a corporation, partnership, trust, or any other entity, the Subscriber has been duly authorized and empowered to execute this Subscription agreement and all other subscription documents.

3.4Upon request of the Company, the Subscriber will provide true, complete, and current copies of all relevant documents of the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

3.5 Subscriber represents and warrants that: (a) Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of an investment in the Shares; (b) Subscriber’s investment in the Shares is not disproportionate to Subscriber’s net worth; (c) Subscriber can bear the economic risk of loss of Subscriber’s entire investment; (d) Subscriber is not acquiring the Shares with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act, and Subscriber is not an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) with respect to the Shares; (e) Subscriber is not relying on the Company or any affiliate for any investment advice or recommendation; and (f) Subscriber has consulted Subscriber’s own legal, tax, and financial advisors to the extent Subscriber deems necessary.

3.6 Subscriber represents that Subscriber is not a “bad actor” as described in Rule 506(d) of Regulation D under the Securities Act (even though not applicable here, for general compliance).

3.7 Subscriber acknowledges that the Shares are penny stock securities under applicable SEC rules, involve a high degree of risk (as detailed in the Prospectus), and may be difficult to sell or value due to limited market, quotation, or liquidity.

4. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed in the State of Wyoming.  The parties irrevocably submit to the exclusive jurisdiction of the state and federal courts located in Sheridan County, Wyoming, for any dispute arising hereunder, and waive any objection to venue or inconvenience of forum. EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN ANY ACTION ARISING OUT OF THIS AGREEMENT.

5. Indemnity. The representations, warranties and covenants made by Subscriber herein shall survive the closing of this Subscription Agreement. Subscriber agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Subscriber to comply with any covenant or agreement made by Subscriber herein or in any other document furnished by Subscriber to any of the foregoing in connection with this transaction.

6. Execution in Counterparts. This Subscription Agreement may be executed in one or more counterparts.  This Agreement may be executed and delivered by facsimile, PDF, or electronic signature (including DocuSign or similar), which shall be deemed an original.

7. Persons Bound. This Subscription Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and his respective heirs, executors, administrators, successors and assigns.

8. Notices. Any notice or other communication required or permitted hereunder shall be in writing. It shall be delivered personally, telegraphed, telexed, sent by facsimile transmission, or sent by certified, registered, or express mail, postage prepaid, to the address of each party set forth herein. Any such notice shall be deemed given when delivered personally, telegraphed, telexed, or sent by facsimile transmission.

9. Certification. The Subscriber certifies that he has read this entire subscription agreement and that every statement made by the subscriber herein is accurate and complete.

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SUBSCRIBER SIGNATURE

The undersigned, desiring to subscribe for the number of shares of the Company as set forth below, acknowledges that the undersigned has received and understands the terms and conditions of the Subscription Agreement attached hereto and that the undersigned does hereby agree to all the terms and conditions contained therein.

IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date set forth below.

Total Amount of Subscription: _________________________

Number of Shares:_________________________ ($5.00 Per Share Purchase Price)

Exact Name of Subscriber: _________________________

Address of Subscriber: _________________________

_________________________

_________________________

Email of Subscriber: _________________________

Signature of Subscriber: _________________________

Name/Title (if an entity):_________________________

Tax ID:_________________________

Date: _________________________

The Company hereby accepts the foregoing subscription this ___ day of ________, 2026.

Authorized signature of DentonX Inc.:

By: _____________________________

Name: Lionel Pinuer

Title: Chief Executive Officer and Chief Financial Officer

WIRE INSTRUCTIONS: